UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2010

ClearPoint Business Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51200	30-0429020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA 18914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 997-7710

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

ClearPoint Business Resources, Inc. (the “Company”) has previously disclosed in its reports filed with the Securities and Exchange Commission that the Company entered into an Amended and Restated Revolving Credit Agreement dated as of August 14, 2009 (the “Amended Loan Agreement”) with ComVest Capital, LLC (“ComVest”), pursuant to which ComVest extended a secured revolving credit facility to the Company with an initial maximum availability of $10.5 million.  The Amended Loan Agreement amended and restated the Revolving Credit and Term Loan Agreement, dated as of June 20, 2008, as amended, between the Company and ComVest (the “Original Loan Agreement”).

In connection with the Amended Loan Agreement, the Company issued to ComVest an Amended and Restated Warrant, dated August 14, 2009 (the “ComVest Warrant”), to purchase, in the aggregate, 2,210,825 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).  Upon the occurrence and during the continuation of certain events of default under the Amended Loan Agreement, and upon five (5) business days’ notice to the Company, the ComVest Warrant was exercisable for a number of shares of Common Stock that constituted 51% of the fully diluted Common Stock of the Company at the time of exercise (a “Default Exercise”).  The exercise price of the ComVest Warrant related to the Default Exercise was $0.001 per share of Common Stock.

On February 9, 2010, the Company received a notice of default (the “Default Notice”) from ComVest in connection with the Amended Loan Agreement.  The Company defaulted on its obligations under the Amended Loan Agreement as a result of: (i) its failure to pay approximately $108,000 of accrued interest which was due and payable on February 1, 2010; (ii) its failure to pay a $60,000 installment of a certain modification fee which was due and payable on January 1, 2010; and (iii) the entry of a judgment against the Company related to the lawsuit filed by AICCO, Inc. and delivery of a judgment note in favor of AICCO, Inc. in the amount of approximately $195,330. Pursuant to a letter dated February 10, 2010, ComVest waived existing defaults under the Amended Loan Agreement.

As a consequence of such defaults, the Default Notice states that ComVest elected to invoke the Default Exercise provision under the ComVest Warrant.  As a result, the Company is obligated to issue to ComVest 18,670,825 shares of Common Stock (the “Default Exercise Shares”) and received approximately $18,671 from ComVest as the exercise price of the ComVest Warrant.  Such amount was paid from ComVest’s working capital.  In connection with this transaction, effective February 16, 2010, ComVest owned 51% of the Company’s fully diluted Common Stock and approximately 56.7% of outstanding shares of the Company’s Common Stock.

The Company is obligated to issue the Default Exercise Shares in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act, based upon a determination that the Default Exercise Shares will be issued to a sophisticated investor who could fend for itself and who had access to information about the Company and there was no general solicitation.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.04 above relating to the issuance of the Default Exercise Shares are incorporated by reference into this Item 3.02.

Item 5.01	Changes in Control of Registrant.

The disclosures set forth in Item 2.04 above relating to the change in control of the Company are incorporated by reference into this Item 5.01.  The disclosures set forth in Item 5.02 below relating to the changes in the composition of the Board of Directors of the Company (the “Board”) are incorporated by reference into this Item 5.01.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the exercise of the ComVest Warrant, each of the following members of the Board resigned effective February 16, 2010:  Brendan Calder, Dennis Cook, Parker Drew, Harry Glasspiegel, Vahan Kololian and Michael Perrucci.  Michael D. Traina, the Company’s Chief Executive Officer, remains a director and Chairman of the Board.  The Company reduced the size of the Board to three directors.

The Board appointed Gary E. Jaggard to serve as a Class B director of the Company effective February 16, 2010 in connection with the exercise of the ComVest Warrant.  Mr. Jaggard serves as the Chief Executive Officer of ComVest Capital Advisors, LLC, an affiliate of ComVest Group Holdings, LLC and the Managing Director of ComVest, the Company’s senior lender.

The Board has not determined on which Board committees Mr. Jaggard will serve.  Information regarding Mr. Jaggard’s committee membership and any material plan, contract or arrangement to be entered into between the Company and Mr. Jaggard in connection with his election or any grant or award to Mr. Jaggard under any such plan, contract or arrangement is not finalized at this time. An amended Current Report on Form 8-K will be filed with the Securities and Exchange Commission when such information becomes available.

The third director position currently remains vacant and the Board agreed to appoint Robert O’Sullivan, Vice Chairman of ComVest Group Holdings, LLC, to serve as a Class C director of the Company effective upon the Company’s compliance with Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended.

As discussed in Item 2.04 above, ComVest and the Company entered into the Original Loan Agreement and the Amended Loan Agreement and the Company issued the ComVest Warrant to ComVest.  During the fiscal year ended December 31, 2008, the Company paid ComVest an aggregate of approximately $1,345,990 and $384,190 in principal and interest, respectively, pursuant to the term loan, $530,000 and $10,068 in principal and interest, respectively, pursuant to the revolving loan, and $11,360 in fees under the Original Loan Agreement.  During the fiscal year ended December 31, 2009, the Company paid ComVest an aggregate of approximately $535,961 and $427,136 in principal and interest, respectively, pursuant to the term loan, $0 and $85,711 in principal and interest, respectively, pursuant to the revolving loan, and $38,868 in fees under the Original Loan Agreement.  During the fiscal year ended December 31, 2009, the Company paid ComVest approximately $0 and $21,362 in principal and interest, respectively, and $363 in fees pursuant to the Amended Loan Agreement.  During the period of January 1, 2010 through the date of this Current Report on Form 8-K, the Company paid ComVest approximately $0 and $30,264 in principal and interest, respectively, and $13,118 in fees pursuant to the Amended Loan Agreement.  Amounts outstanding under the Original Loan Agreement bore interest at a rate of 7% and amounts outstanding under the Amended Loan Agreement bore interest at a rate of 12% during such periods.  As of December 31, 2008, $7,654,010 was outstanding on the term loan and $1,000,000 was outstanding on the revolving loan under the Original Loan Agreement.  As of December 31, 2009, $10,383,061 was outstanding under the Amended Loan Agreement, in addition to interest and fees of $857,941.  As of the date of this Current Report on Form 8-K, $10,495,952 was outstanding under the Amended Loan Agreement in addition to approximately $1,007,516 in accrued interest and modification fees.  The largest amount outstanding under either loan agreement since January 1, 2008 was $10,495,952, excluding accrued interest and modification fees.

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Item 7.01.	Regulation FD Disclosure.

On February 16, 2010, the Company issued a press release announcing the transactions disclosed in this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 16, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ John G. Phillips
Name:	John G. Phillips
Title:	Chief Financial Officer
Date:  February 16, 2010

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 16, 2010.

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